UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2012

VISA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33977	26-0267673
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

P.O. Box 8999, San Francisco, California		94128-8999
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 932-2100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b), (c) and (d)

On October 24, 2012, Visa Inc. ("Visa," or the "Company") announced that Charles W. Scharf, 47, formerly Chief Executive Officer of Retail Financial Services for JPMorgan Chase & Co., has been appointed to serve as Chief Executive Officer and a member of the Board of Directors of the Company, effective November 1, 2012. Mr. Scharf succeeds Joseph W. Saunders, who will remain with the Company as executive chairman during the remaining term of his employment, which expires March 31, 2013, after which the Company’s board of directors intends to select an independent director as chairperson. Mr. Scharf is currently a Managing Director at One Equity Partners, the private investment arm of JPMorgan Chase & Co., and brings to Visa significant experience in retail banking, global financial management and as a chief executive officer, having spent nine years at JPMorgan Chase & Co. and its predecessors as the Chief Executive Officer of Retail Financial Services, one of JPMorgan Chase & Co.’s six lines of business, and a major issuer of Visa-branded cards. The business generated revenue of $30 billion annually with 130,000 employees. He was previously Chief Financial Officer of Bank One Corporation from 2000 to 2002 and spent 13 years at Citigroup Inc. and its predecessor companies, serving as Chief Financial Officer for Citigroup’s Global Corporate and Investment Bank prior to joining Bank One.

Mr. Scharf is intimately familiar with Visa’s global payments business, having served as a director of the Company from its initial public offering in 2007 until January 2011, and as director of Visa U.S.A. from 2003 until 2007. Mr. Saunders will step down as Chief Executive Officer as of November 1, 2012, but plans to serve as the Company’s executive chairman and provide transition services during the remaining term of his employment. As provided in his existing employment agreement, subject to providing the requested transition services, Mr. Saunders will continue to receive the compensation (including cash bonuses and long-term incentive awards) and other benefits to which he is entitled under that agreement until its expiration.

The press release issued by the Company announcing Mr. Scharf’s appointment and Mr. Saunders’s resignation as the Company’s Chief Executive Officer is furnished herewith and attached hereto as Exhibit 99.1.

On October 23, 2012, the Company extended a written offer letter to Mr. Scharf, which Mr. Scharf accepted on October 23, 2012 (the "Offer Letter"). The Offer Letter outlines the terms of his employment as Chief Executive Officer, reporting to the Company’s board of directors, and pursuant to its terms, Mr. Scharf will receive an annual salary of $950,000. Mr. Scharf will also participate in the Visa Inc. Incentive Plan ("VIP") for fiscal year 2013, with a target bonus under the VIP of two hundred fifty percent (250%) of his base salary and a maximum bonus opportunity under the VIP of five hundred percent (500%) of his base salary, subject to the terms and conditions of the VIP and payable, if at all, in November 2013. In addition to participating in the VIP, Mr. Scharf will also be eligible for a long-term performance bonus. Under the Offer Letter, Mr. Scharf’s target long-term performance bonus value will be five hundred percent (500%) of his base salary, with actual long-term performance bonus amounts determined at the conclusion of each fiscal year based on an evaluation of both the Company’s performance and his individual performance, all subject to the terms and conditions of the applicable plan, including vesting requirements, as approved by the Compensation Committee (the "Compensation Committee") of the Company’s board of directors.

The Offer Letter further provides that on November 19, 2012, Mr. Scharf will receive a make-whole equity award with a value of $19,000,000, comprised of restricted stock with a grant date value of $13,000,000 and stock options with a grant date value of $6,000,000 (collectively, the "Make-Whole Award"), in each case with the number of shares of Visa common stock subject to such grants being determined by the Compensation Committee based on the "fair value" of each grant type as determined by Visa under the applicable accounting standards. The Make-Whole Award, which will be subject to the terms and conditions of the Visa Inc. 2007 Equity Incentive Compensation Plan and the applicable individual award agreements, shall be immediately vested as of the date of grant with respect to that number of restricted shares having a grant date value of $4,447,368 and that number of stock options having a grant date value of $2,052,632. The remainder of the Make-Whole Award shall vest in three substantially equal installments on each of the three anniversaries of the date of grant, assuming Mr. Scharf’s continued employment by Visa through each such date, but subject to 12 months acceleration upon the occurrence of a qualifying termination of employment at any time following the first anniversary of the grant of date (and conditioned upon the execution and nonrevocation of a release of claims by Mr. Scharf), in which case all vested Make-Whole Award stock options will remain exercisable for the remainder of the ten-year term from their date of grant.

If during the period from the date Mr. Scharf commences employment with the Company through November 19, 2012, Mr. Scharf experiences a qualifying termination of employment, is disabled or dies, the Company will pay him (or his estate, as applicable) a lump sum amount of $6,500,000 on the 60th day following such event, conditioned upon the execution and nonrevocation of a release of claims by Mr. Scharf or his estate, as applicable.

Visa will assist Mr. Scharf with his relocation to the Company’s headquarters in accordance with the Company’s generally applicable relocation policy, as well as reimburse Mr. Scharf up to $10,000 per month for the cost of temporary housing and related expenses upon his commencement of employment with the Company through June 30, 2013, and for the cost of 12 first-class round-trip flights between the San Francisco Bay Area and New York for Mr. Scharf and/or his family during such period. Pursuant to the terms of Visa’s generally applicable relocation policy and the Offer Letter, Mr. Scharf will be entitled to tax gross-up payments in connection with his taxable income related to the relocation and foregoing benefits.

Mr. Scharf will also be eligible to participate in the Visa Inc. Executive Severance Plan previously described by the Company in, and attached as Exhibit 10.1 to, the Current Report on Form 8-K filed by the Company on November 9, 2010, as well as eligible for coverage under the Company’s liability insurance policy for directors and officers and form of indemnification agreement as in effect for other senior executives.

The Offer Letter is filed herewith as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by the Company dated October 24, 2012.

99.2	Offer Letter dated October 23, 2012 between Visa Inc. and Charles W. Scharf

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 24, 2012

VISA INC.

By:	/s/ Byron H. Pollitt
Name:	Byron H. Pollitt
Title:	Chief Financial Officer

4